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                                                                    Exhibit 3.28

                                     BYLAWS

                                       OF

                           MILTON G. WALDBAUM COMPANY


                               ARTICLE I. OFFICES

         The principal office of the Corporation in the State of Nebraska shall be located in the City of Wakefield, County of Dixon. The Corporation may have such other offices, either within of without the State of Nebraska, as the Board of Directors may designate from time to time.

         The registered office of the Corporation required by the Nebraska Business Corporation Act to be maintained in the State of Nebraska may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by filing the required statement with the Secretary of State.

                            ARTICLE II. SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the first Monday in the month of July in each year, beginning with the year 1977, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by the President or by the Board of

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                                                                               2


Directors, and shall be called by the President or the Secretary at the request of the holders of not less than one-tenth of the outstanding shares of the Corporation entitled to vote at the meeting.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nebraska, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Nebraska.

         SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty days and, in


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                                                                               3


case of a meeting of Shareholders, not less than ten days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list, or a duplication thereof, shall also be produced and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

         SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 8. PROXIES. A shareholder may vote by proxy executed in writing by the Shareholder or by his duly au-



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thorized attorney in fact. Such proxy shall be filed with the Secretary of the
Corporation before or at the time of the meeting. No proxy shall be valid more than eleven months after it is executed, unless otherwise provided in the proxy.

         SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 12 of
Article II, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine. Provided, however, if a majority of shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, such shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         The Corporation shall not vote shares of its own stock belonging to it or held by it in a fiduciary capacity, directly or indirectly, at any meeting, and such shares shall not be counted in determining the total number of outstanding shares for purposes of any meeting.


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         SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 12. CUMULATIVE VOTING. At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directions to be elected or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                        ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be at least three. Except as provided in Sections 3 and 4 of this Article III, each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Nebraska or Shareholders of the Corporation.

         SECTION 3. RESIGNATION. Any Director of the Corporation may resign at any time by giving written notice to the President or to the Secretary or to the Assistant Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. REMOVAL OF DIRECTORS. Any Director may be removed, either with or without cause, at any time, by the vote of a majority in interest of the holders of record of the outstanding stock of the Corporation entitled to vote at an election of Directors, at a meeting of the Shareholders called expressly for that purpose. If less than the entire board is to be removed, no one of the Directors may be re-


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                                                                               6


moved if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though such majority be less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

         SECTION 6. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting of the Board of Directors called by him.

         SECTION 8. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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         SECTION 9. QUORUM. A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         SECTION 10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if, prior to such action, a written consent thereto is signed by each of the Directors, and such written consent is filed with the minutes of the proceedings of the Board of Directors.

         SECTION 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary or Assistant Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 13. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate an Executive Committee consisting of two or more of the Directors of the Corporation which Committee shall have and may exercise, when the Board is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corpora-

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                                                                               8


tion to be affixed to all papers which may require it; but the Executive Committee shall not have the power to amend the Articles of Incorporation or Bylaws of the Corporation, adopt a plan of merger or consolidation, recommend to the Shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of business or recommend to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall keep written minutes of their transactions and report such minutes to the Board of Directors at the next regular meeting. The designation of any Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed by law.

         The Board of Directors may establish such other committees of the Board of Directors having such duties and powers as the Board of Directors may deem appropriate, but in no event shall any such committee have any of the powers which may not be granted to the Executive Committee.

                              ARTICLE IV. OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected annually by the Board of Directors shall be elected at the first annual meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


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         SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time of acceptance by the Corporation; and the acceptance of such resignation shall be necessary to make it effective.

         SECTION 4. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 6. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer and shall preside at all meetings of the stockholders and of the Board of Directors and of the Executive Committee at which he shall be present. In the absence of the President or in the event of his death, inability or refusal to act, the Chairman of the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the Executive Committee.

         SECTION 7. PRESIDENT. The President shall be the chief operations officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to


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be otherwise signed or executed; and in general shall perform such other duties as may be prescribed by these Bylaws or by the Board of Directors or by the Executive Committee from time to time.

         SECTION 8. VICE-PRESIDENT. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the President or by the Executive Committee.

         SECTION 9. THE SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which has been furnished to the Secretary by such Shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the President or by the Executive Committee.

         SECTION 10. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have change and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office


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of Treasurer and such other duties as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the President or by the Executive Committee.

         SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURES. The Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors, and in the absence of the Secretary or Treasurer, respectively, shall have all of the powers and duties of the Secretary and Treasurer, respectively.

         SECTION 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers,


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agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

         SECTION 5. PROXIES WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors or the President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent with respect to such stock or other securities; and the Chairman of the Board of Directors or the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board of Directors or the President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such from as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


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                                                                              13


         SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or Assistant Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 3. RECORD OWNER. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, unless the laws of Nebraska expressly provide otherwise.

                             ARTICLE VII. DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                          ARTICLE VIII. INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the


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                                                                              14


person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         SECTION 4. Any indemnification under Sections 1 and 2 of this Article VIII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article VIII. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a


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quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Shareholders or members, as the case may be.

         SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 of this Article VIII upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

         SECTION 6. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders, members or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, against and liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

                                ARTICLE IX. SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

                           ARTICLE X. WAIVER OF NOTICE

         Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Ne-


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braska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

         The Bylaws of the Corporation may be amended, added to or repealed by the Shareholders or by the Board of Directors at any meeting of those respective bodies provided that notice of the proposed change is given in the notice of meeting; however, the foregoing shall not constitute a limitation on the right of taking such action without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders or Directors, respectively, entitled to vote with respect to the subject matter thereof. No Bylaw amended, added to or repealed shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of the Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by the Articles of Incorporation or by law. No Bylaw shall be amended or repealed by the Board of Directors if such Bylaw specifically provides that it shall not be amended or repealed by the Directors.

                  ARTICLE XII. RELIANCE ON RECORDS AND REPORTS

         Each Director, officer or member of any committee designated by, or by authority of, the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries, or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such Committee.

         Adopted by the Shareholders as the Bylaws of the Corporation on January 18, 1977.